Exhibit 99.1

Sana Biotechnology Announces the Appointment of Two Pioneers in Drug Discovery and Development to Lead its R&D Organization

Dr. Douglas E. Williams as Head of Research and Development

Dr. Gary Meininger as Chief Medical Officer

SEATTLE, April 10, 2023 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on changing the possible for patients through engineered cells, today announced the appointments of two senior leaders to its research and development organization, Douglas E. Williams, Ph.D., as President of Research and Development, and Gary Meininger, M.D., as Chief Medical Officer. In a planned transition, Sunil Agarwal, M.D., Chief Medical Officer, will leave the company after helping onboard these new executives.

Dr. Williams has over three decades of experience leading R&D organizations and companies, including at Biogen, ZymoGenetics, Seattle Genetics, Amgen, and Immunex, and most recently he was CEO of Codiak BioSciences. In his career, he has participated in the development of over a dozen approved medicines across multiple therapeutic areas, including multiple blockbusters. Dr. Meininger has over two decades of experience in drug development leadership, most recently at Vertex and previously at both Jannsen and Merck. He is currently the industry representative to the FDA’s Endocrine and Metabolic Drug Advisory Committee.

“We are thrilled to welcome Doug and Gary to Sana,” said Steve Harr, Sana’s President and CEO. “We are making rapid progress in transitioning from a research-based company to one focused on delivering innovative gene and cell-based medicines to patients across multiple disease areas. These accomplished and experienced leaders are recognized innovators in their respective areas of expertise, and together we believe they will strengthen our strategies, execution, and teams. Doug's long track record of transforming novel science into important medicines for patients will be useful across our portfolio, while Gary’s initial focus will be on our oncology pipeline with the recent IND allowance for SC291 and upcoming INDs for SC262 and SG299.”

Dr. Harr added, “I would like to take this occasion to thank Dr. Sunil Agarwal for his work in building the development organization and ushering forward Sana’s pipeline, including the company’s first product candidate to IND clearance. Sunil has been a partner in defining the company strategy and hiring top talent into the company, and we wish him much success in his next endeavor.”

Douglas E. Williams, Ph.D.

Dr. Williams was most recently the President and CEO of Codiak BioSciences. From January 2011 to July 2015, he was the Executive Vice President of Research and Development at Biogen. He joined Biogen from ZymoGenetics, where he was most recently CEO and member of the board of directors, during which time, the company was purchased for $985M by Bristol Myers Squibb. Previous leadership positions include Chief Scientific Officer and Executive Vice President of Research and Development at Seattle Genetics, Senior Vice President and Washington Site Leader at Amgen, and Executive Vice President and Chief Technology Officer

at Immunex. During his biotechnology career spanning over 30 years, he has played a role in the development of multiple novel drugs, including Enbrel®, Tecfidera®, and Spinraza®. He has served on the board of numerous biotechnology companies and is currently Chairman of the Board of AC Immune and a Director for Panacea II and Codiak. Dr. Williams obtained a B.S. from the University of Massachusetts Lowell and a Ph.D. from the State University of New York at Buffalo.

Gary Meininger, M.D.

Dr. Meininger was previously at Vertex as Senior Vice President, Head of Clinical Development for Vertex Cell and Genetic Therapies (VCGT), overseeing all aspects of clinical development for VCGT. Prior to Vertex, Dr. Meininger spent more than eight years at Janssen where, as Vice President, Franchise Medical Leader in the Cardiovascular-Metabolism Therapeutic Area, he oversaw the clinical and regulatory advancement of various products including Invokana® (canagliflozin) and Invokamet® (canagliflozin/metformin). Prior to joining Janssen, Dr. Meininger worked at Merck Research Laboratories for eight years where he was a core member of the Januvia® (sitagliptin) and Janumet® (sitagliptin/metformin) programs. Dr. Meininger is the industry representative to the FDA’s Endocrine and Metabolic Drug Advisory Committee. For over 16 years, Dr. Meininger maintained an endocrine clinical practice at Robert Wood Johnson University Hospital. He received a B.S. in Biological Sciences from Binghamton University and an M.D. degree from New York University School of Medicine. Dr. Meininger completed his residency in Internal Medicine at New York-Presbyterian Hospital and his fellowship in Endocrinology at the Massachusetts General Hospital.

About Sana Biotechnology
Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, South San Francisco, and Rochester. For more information about Sana Biotechnology, please visit https://sana.com/.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans and expectations for its development programs, product candidates and technology platforms, including its pre-clinical, clinical, and regulatory development plans and timing expectations, including with respect to the expected timing of IND filings for the Company’s product candidates; and expectations for its management personnel, including their expected impact and areas of focus. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as economic, market, and other disruptions, including due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K dated March 16, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com